Exhibit 99.5

FIFTH AMENDMENT TO CREDIT AGREEMENT

AND

FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (this “Amendment”), dated as of October 8, 2014, is entered into by and among U.S. AUTO PARTS NETWORK, INC., a Delaware corporation (“Company”), PARTSBIN, INC., a Delaware corporation (“PartsBin”), LOCAL BODY SHOPS, INC., a Delaware corporation (“Local Body Shops”), PRIVATE LABEL PARTS, INC., a Delaware corporation (“Private Label Parts”), WHITNEY AUTOMOTIVE GROUP, INC., a Delaware corporation (“Whitney Auto”, and together with the Company, PartsBin, Local Body Shops and Private Label Parts, collectively, “Borrowers” and each individually a “Borrower”), the other Loan Parties party hereto, the Lenders (as defined below) party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

RECITALS

A.	Borrowers, the other parties signatory thereto as “Loan Parties” (each individually, a “Loan Party” and collectively, the “Loan Parties”), Administrative Agent, and the financial institutions party thereto as lenders (each individually, a “Lender” and collectively, the “Lenders”) have previously entered into that certain Credit Agreement, dated as of April 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

B.	Borrowers, the other Loan Parties and Administrative Agent have previously entered into that certain Pledge and Security Agreement, dated as of April 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

C.	Borrowers and the other Loan Parties have requested that Administrative Agent and the Lenders amend the Credit Agreement and the Security Agreement, and Administrative Agent and the Lenders are willing to amend the Credit Agreement and the Security Agreement pursuant to the terms and conditions set forth herein.

D.	Each Borrower and each other Loan Party is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Administrative Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement and the other Loan Documents are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments to Credit Agreement.

a.	The following definitions are hereby added to Section 1.01 of the Credit Agreement in their proper alphabetical order:

“‘AutoMD Investor Rights Agreement’ means that certain Investor Rights Agreement, dated as of the Fifth Amendment Effective Date, by and among Company, AutoMD and the other parties thereto.”

“‘AutoMD Transaction’ means the issuance and sale by AutoMD of up to 9,000,000 shares of its common stock to the Company and certain third parties pursuant to the AutoMD Stock Purchase Agreement in accordance with the terms of the AutoMD Transaction Documents and the terms hereof.”

“‘AutoMD Stock Purchase Agreement’ means that certain Stock Purchase Agreement, dated as of the Fifth Amendment Effective Date, by and among Company, AutoMD and the other parties thereto.”

“‘AutoMD Transaction Documents’ means the AutoMD Stock Purchase Agreement, the AutoMD Investor Rights Agreement, the Amended and Restated Certificate of Incorporation of AutoMD, Inc. and any other documents executed in connection with the AutoMD Transaction.”

“‘Disqualified Equity Interests’ shall mean any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests and other than Equity Interests issued by AutoMD in connection with the AutoMD Transaction), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than Equity Interests issued by AutoMD in connection with the AutoMD Transaction), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date.”

“‘Fifth Amendment Effective Date’ means October 8, 2014.”

“‘Qualified Equity Interest’ means and refers to any Equity Interest that is not a Disqualified Equity Interest.”

b.	The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

“‘Change in Control’ means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the

Company nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Company by any Person or group; (d) the Company shall cease to own, free and clear of all Liens or other encumbrances, (i) 100% of the outstanding voting Equity Interests of each of the Loan Parties other than AutoMD on a fully diluted basis, unless such cessation of ownership is the result of a transaction that is otherwise permitted by this Agreement, and (ii) 51% of the outstanding voting Equity Interests of AutoMD on a fully diluted basis; or (e) a “Change of Control” as defined in the Certificate of Designation shall occur.

“‘EBITDA’ means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary non-cash charges for such period, (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory), (vi) cash charges for non-recurring restructuring/integration expenses and legal expenses incurred during the Company’s 2011 fiscal year in amounts not to exceed: (A) $313,000 for the fiscal month ended January 29, 2011, (B) $339,000 for the fiscal month ended February 26, 2011, (C) $651,000 for the fiscal month ended April 2, 2011, (D) $521,000 for the fiscal month ended April 30, 2011, (E) $434,000 for the fiscal month ended May 28, 2011, (F) $749,000 for the fiscal month ended July 2, 2011, (G) $264,000 for the fiscal month ended July 30, 2011, (H) $262,000 for the fiscal month ended August 27, 2011, (I) $3,501,000 for the fiscal month ended October 1, 2011, (J) $224,000 for the fiscal month ended October 29, 2011, (K) $114,000 for the fiscal month ended November 26, 2011, and (L) $627,000 for the fiscal month ended December 31, 2011, (vii) cash charges for expenses incurred during the fiscal quarters of Company ending June 28, 2014, and September 27, 2014, in connection with the closure of the Company’s Carson, California distribution facility, in an aggregate amount not to exceed $1,325,000 less any cash proceeds received in connection with such disposition, (viii) non-cash charges relating to the write-down of slow moving inventory (A) in the fiscal quarter of Company ending June 28, 2014, in an aggregate amount not to exceed $450,000, and (B) in the fiscal quarters of Company ending September 27, 2014 and January 3, 2015, in an aggregate amount for both quarters not to exceed $1,000,000, and (ix) an amount equal to (A) the operating expenses of AutoMD incurred during such period to the extent such expenses are paid for in such period with the identifiable proceeds contained in the AutoMD Specified Account (as defined in the Security Agreement), multiplied by (B) the percentage of total funds in the AutoMD Specified Account that were received by AutoMD from Persons that are not Loan Parties as calculated immediately prior to the payment of any such expenses; minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period, (ii) any extraordinary gains and any non-cash items of income for such period, (iii) any software development costs to the extent capitalized during such period, and (iv) any Excess Subject Inventory Net Income, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.”

“‘Fixed Charge Coverage Ratio’ means, for any period, the ratio of (a) EBITDA minus the unfinanced portion of Capital Expenditures (it being understood that the amount of Capital Expenditures made using identifiable proceeds contained in the AutoMD Specified Account (as defined in the Security Agreement), multiplied by the percentage of total funds in the AutoMD Specified Account that were received by AutoMD from Persons that are not Loan Parties as calculated immediately prior to the making of any such Capital Expenditures, shall be deemed to be financed); to (b) Fixed Charges, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.”

“‘Indebtedness’ of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (provided that any obligations of the Company and AutoMD to repurchase common stock of AutoMD pursuant to the AutoMD Investor Rights Agreement shall not constitute Indebtedness by virtue of interest being payable thereon), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations of such Person under any liquidated earn-out, and (l) any other Off-Balance Sheet Liability of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.”

“‘Lien’ means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities (other than Qualified Equity Interests of AutoMD (including, for the avoidance of doubt, rights of first refusal, co-sale rights or other similar rights relating to Equity Interests of AutoMD, the issuance of which are not otherwise prohibited by the Loan Documents, regardless of the holder or issuer of such rights)), any purchase option, call or similar right of the Company or any third party with respect to such securities.”

c.	In clause (a) of the definition of “Covenant Testing Trigger Period” set forth in Section 1.01 of the Credit Agreement, the text “$6,000,000 (or $4,000,000 solely during the period of March 1, 2013, through and including April 15, 2013)” is hereby deleted and replaced with the text “$5,000,000”.

d.	The last sentence of the definition of “Revolving Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“The initial aggregate amount of the Lenders’ Revolving Commitments as of the Fifth Amendment Effective Date is $25,000,000.”

e.	Clause (a) of the definition of “Prepayment Event” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

“(a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any Collateral, other than dispositions described in Section 6.05(a), (b), (c), (d), (g) or (j); or”

f.	Section 5.13(b) is hereby amended and restated to read in its entirety as follows:

“(b) Except for the shares of AutoMD’s common stock issued to Persons that are not Loan Parties pursuant to the AutoMD Stock Purchase Agreement on or about the Fifth Amendment Effective Date in accordance with the terms hereof and thereof and in connection with subsequent issuances of AutoMD’s common stock to Persons that are not Loan Parties that are not otherwise prohibited by the Loan Documents, each Borrower and each Subsidiary that is a Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its domestic Subsidiaries and (ii) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2) in each foreign Subsidiary directly owned by such Borrower or any domestic Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request.”

g.	Section 5.13(d) is hereby amended and restated to read in its entirety as follows:

“(d) If any material assets (including any real property with a fair market value in excess of $1,000,000 or improvements thereto or any interest therein) are acquired by any Borrower or any Subsidiary that is a Loan Party after the Effective Date (other than Excluded Collateral, the Excluded Accounts (as defined in the Security Agreement) and assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the Security Agreement upon acquisition thereof), the Borrower Representative will (i) notify the Administrative Agent and the Lenders thereof and, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each Subsidiary that is a Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.”

h.	Section 6.04 of the Credit Agreement is hereby amended as follows:

i.	In clause (iv) of Section 6.04(l) of the Credit Agreement, the text “3,300,000 in any fiscal year of the Company” is hereby deleted and replaced with the text “(i) $1,650,000 in the fiscal year of the Company ending January 3, 2015, and (ii) $0 in any fiscal year of the Company thereafter, in each case,”;

ii.	the word “and” at the end of Section 6.04(n) is hereby deleted;

iii.	in Section 6.04(o) of the Credit Agreement, the text “8,000,000” is hereby deleted and replaced with the text “6,000,000”, and the text “1.15” is hereby deleted and replaced with the text “1.25”; and

iv.	addition of new Sections 6.04(p), (q) and (r) as follows:

“(p) the funding obligations of the Company pursuant to Section 4.8(e) of the AutoMD Investor Rights Agreement and the payment by the Company of such obligations; provided, that no payment may be made with respect to such obligations unless (A) no Default has occurred and is continuing or would result from any such payment, (B) both before and after giving effect to any such payment, the Borrowers shall have Excess Availability of at least $6,000,000 and (C) immediately after giving effect to any such payment, the Borrowers shall have a Fixed Charge Coverage Ratio, recomputed on a trailing twelve (12) month pro forma basis for the most recent month for which financial statements have been delivered, of no less than 1.25 to 1.0;

(q) the reimbursement obligations of the Company with respect to certain obligations of AutoMD pursuant to Section 5.1 of the AutoMD Investor Rights Agreement and the payment by the Company of such obligations; provided, that (i) no payment may be made with respect to such reimbursement obligations unless (A) no Default has occurred and is continuing or would result from any such payment, and (B) both before and after giving effect to any such payment, the Borrowers shall have Excess Availability of at least $4,000,000, and (ii) the aggregate amount of all such payments made by the Company may not exceed $2,500,000; and

(r) the purchase of up to 2,000,000 shares of the common stock of AutoMD for an aggregate purchase price not to exceed $2,000,000 in accordance with the terms of the AutoMD Transaction Documents, so long as (A) no Default has occurred and is continuing or would result from any such purchase, (B) both before and after giving effect to any such purchase, the Borrowers shall have Excess Availability of at least $4,000,000 and (C) immediately after giving effect to any such purchase, the Borrowers shall have a Fixed Charge Coverage Ratio, recomputed on a trailing twelve (12) month pro forma basis for the most recent month for which financial statements have been delivered, of no less than 1.25 to 1.0.”

i.	Section 6.05 of the Credit Agreement is hereby amended as follows:

i.	the word “and” at the end of Section 6.05(i) is hereby deleted;

ii.	replacement of the text “(g)” in Section 6.05(j) with the text “(l)”;

iii.	replacement of the “(j)” at the beginning of Section 6.05(j) with “(l)” and

iv.	insertion of a new Section 6.05(j) and 6.05(k) between Section 6.05(i) and Section 6.05(l) as follows:

“(j) issuance and sale by AutoMD of shares of its common stock to Persons that are not Loan Parties in accordance with the terms of the AutoMD Transaction Documents and other subsequent issuances of Qualified Equity Interests of AutoMD to Persons that are not Loan Parties, the issuance of which is not otherwise prohibited by the Loan Documents; and

(k) issuance and sale by AutoMD of up to 2,000,000 shares of its common stock to Company for an aggregate purchase price not to exceed $2,000,000 in accordance with the terms of the AutoMD Transaction Documents, so long as such investment by Company is also permitted under Section 6.04(r).”

j.	Section 6.08(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) each of the Loan Parties and their Subsidiaries may declare and pay, and agree to pay, dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) the Borrowers may make, and agree to make, Restricted Payments, not exceeding $1,000,000 during any fiscal year of the Company, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrowers and their Subsidiaries, (iii) (A) any Borrower or Guarantor may make, and agree to make, Restricted Payments to a Borrower, (B) any Guarantor may make, and agree to make, Restricted Payments to another Guarantor and (C) any Subsidiary that is not a Loan Party may make, and agree to make, Restricted Payments to a Loan Party, (iv) each of the Loan Parties and their Subsidiaries may agree to make Restricted Payments in accordance with and subject to the terms of the AutoMD Transaction Documents (it being understood and agreed that the actual payment or making of such Restricted Payments by such Loan Party or Subsidiary shall not be made in reliance of this clause (iv)), and (v) any Loan Party or any Subsidiary may make, and agree to make, any other Restricted Payments, so long as (A) no Default has occurred and is continuing or would result from any such Restricted Payment, (B) both before and after giving effect to any such Restricted Payment, the Borrowers shall have Excess Availability of at least $6,000,000 and (C) immediately after giving effect to any such Restricted Payment, the Borrowers shall have a Fixed Charge Coverage Ratio, recomputed on a trailing twelve (12) month pro forma basis for the most recent month for which financial statements have been delivered, of no less than 1.25 to 1.0.”

k.	Section 6.09 of the Credit Agreement is hereby amended as follows:

i.	Section 6.09(a)(i) is restated as follows:

“(i) are in the ordinary course of business (it being understood that issuances of Qualified Equity Interests of AutoMD shall be deemed ordinary course solely for purposes of this Section 6.09)”

ii.	the word “and” at the end of Section 6.09(g) is hereby deleted;

iii.	the word “and” is hereby added at the end of Section 6.09(h); and

iv.	addition of a new Section 6.09(i) as follows:

“(i) transactions effected pursuant to the AutoMD Transaction Documents.”

l.	Section 6.11 is hereby amended and restated to read in its entirety as follows:

“SECTION 6.11. Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness or, if an Event of Default has occurred and is continuing, any other Indebtedness, (b) its certificate of incorporation (other than pursuant to the Certificate of Designation, the amendment and restatement of the Certificate of Incorporation of AutoMD on or about the Fifth Amendment Effective Date in connection with the AutoMD Transaction, and such further amendments thereto as may be necessary to permit the issuance of additional Qualified Equity Interests of AutoMD that are not otherwise prohibited by the Loan Documents so long as any such amendment is not materially adverse to the Lenders; provided, that such an amendment shall not be materially adverse to the Lenders merely because it dilutes the Company’s ownership percentage of AutoMD within the parameters set forth in the definition of Change in Control), by-laws, operating, management or partnership agreement or other organization documents, or (c) any of the AutoMD Transaction Documents, to the extent any such amendment, modification or waiver would be adverse to the Lenders.”

m.	Article VII of the Credit Agreement is hereby amended as follows:

i.	the word “or” at the end of clause (r) is hereby deleted;

ii.	the word “or” is hereby added at the end of clause (s); and

iii.	addition of a new clause (t) as follows:

“(t) any Loan Party shall fail to make a payment in excess of $2,500,000 in respect of its obligations under any AutoMD Transaction Document, when and as the same shall be due and payable (after giving effect to any grace or cure period set forth therein);”

n.	The Commitment Schedule attached to the Credit Agreement is hereby amended and restated in its entirety with the Commitment Schedule attached hereto identified as such.

o.	Schedule 3.15 attached to the Credit Agreement is hereby amended and restated in its entirety with the Schedule 3.15 attached hereto identified as such.

2.	Amendments to Security Agreement.

a.	The following definition is hereby added to Article I of the Security Agreement in its proper alphabetical order:

“‘AutoMD Specified Account’ means a specified deposit account held with Administrative Agent containing solely the Net Proceeds received by AutoMD in connection with (a) the AutoMD Transaction, and (b) the issuance and sale of Qualified Equity Interests by AutoMD to Persons that are not Loan Parties as permitted under the Credit Agreement.”

b.	The following definition set forth in Article I of the Security Agreement is hereby amended and restated to read in its entirety as follows:

“‘Excluded Accounts’ means the collective reference to: (a) the Deposit Accounts of Grantors specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the Grantors’ employees (provided that the amount on deposit in such accounts does not exceed the then current amount of such payroll, payroll taxes and other employee wage and benefit obligations); (b) a Deposit Account or Securities Account containing not more than $500,000 at any one time; provided, however, that the aggregate amount of funds and the fair market value of all other assets contained in all such Deposit Accounts or Securities Accounts referred to in this clause (b) shall not exceed $500,000 at any one time; (c) solely for the period commencing on the date hereof and ending thirty (30) days after the date hereof, any Deposit Accounts or Securities Accounts not maintained at Silicon Valley Bank or JPMorgan Chase Bank, N.A.; and (d) the AutoMD Specified Account.”

c.	The definition of “Excluded Collateral” in Article I of the Security Agreement is hereby amended as follows:

i.	the word “and” at the end of clause (iv) is hereby deleted;

ii.	addition of a new clauses (vi) and (vii) as follows:

“(vi) the AutoMD Specified Account and any and all cash, cash equivalents, Investments or other instruments or amounts contained therein from time to time so long as such amounts consist solely of Net Proceeds received by AutoMD in connection with (a) the AutoMD Transaction, and (b) the issuance and sale of Qualified Equity Interests by AutoMD to Persons that are not Loan Parties as permitted under the Credit Agreement; and

(vii) Qualified Equity Interests issued by AutoMD to Persons that are not Loan Parties in connection with the AutoMD Transaction Documents and other subsequent issuances of Qualified Equity Interests of AutoMD to Persons that are not Loan Parties that are not otherwise prohibited by the Loan Documents;”

d.	In the definition of “Dominion Trigger Period” in Article I of the Security Agreement, the text “$6,000,000” is hereby deleted and replaced with the text “$5,000,000”, and the text “7,000,000” is hereby deleted and replaced with the text “6,000,000”.

e.	In Section 3.13(a) of the Security Agreement, the text “On the date hereof” is hereby deleted and replaced with the text “As of the Fifth Amendment Effective Date”.

f.	Clause (ii) of Section 3.13(b) of the Security Agreement is hereby deleted and replaced with the following:

“(ii) other than the issuance of Qualified Equity Interests not otherwise prohibited by the Loan Documents, no options, warrants, calls or commitments of any character whatsoever (A) exist relating to such Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and”

g.	Section 4.6(b) of the Security Agreement is hereby deleted and replaced with the following:

“(b) Issuance of Additional Securities. Other than the issuance of Qualified Equity Interests not otherwise prohibited by the Loan Documents, such Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor.”

h.	Exhibit B attached to the Security Agreement is hereby amended and restated in its entirety with the Exhibit B attached hereto identified as such.

3. Conditions Precedent to Effectiveness of this Amendment. The following shall have occurred before this Amendment is effective:

a.	Amendment. Administrative Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

b.	AutoMD Transaction Documents. Administrative Agent shall have received fully executed copies of the AutoMD Transaction Documents in form and substance satisfactory to Agent.

c.	Representations and Warranties. The representations and warranties set forth herein, and in the Credit Agreement and the Security Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof), must be true and correct in all material respects without duplication of any materiality qualifier contained therein.

4. Representations and Warranties. Each Borrower and each other Loan Party represents and warrants as follows:

a.	Authority. Each Borrower and each other Loan Party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery, and performance by each Borrower and each other Loan Party of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on such Borrower or such Loan Party.

b.	Enforceability. This Amendment has been duly executed and delivered by each Borrower and each other Loan Party. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid, and binding obligation of each Borrower and each other Loan Party, enforceable against each Borrower and each other Loan Party in accordance with its terms, and is in full force and effect.

c.	Representations and Warranties. The representations and warranties contained in the Credit Agreement and the Security Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof in all material respects without duplication of any materiality qualifier contained therein as though made on and as of the date hereof.

d.	No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.

5. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York, but without giving effect to any federal laws applicable to national banks.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of the Amendment.

7. Reference to and Effect on the Loan Documents.

a.	Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

b.	Upon and after the effectiveness of this Amendment, each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Security Agreement, and each reference in the other Loan Documents to “the Security Agreement”, “thereof” or words of like import referring to the Security Agreement, shall mean and be a reference to the Security Agreement as modified and amended hereby.

c.	Except as specifically set forth in this Amendment, the Credit Agreement, the Security Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified, and confirmed and shall constitute the legal, valid, binding, and enforceable obligations of each Borrower and the other Loan Parties to Administrative Agent and the Lenders without defense, offset, claim, or contribution.

d.	The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

8. Ratification. Each Borrower and each other Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and Security Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

9. Estoppel. To induce Administrative Agent and Lenders to enter into this Amendment and to induce Administrative Agent and the Lenders to continue to make advances to Borrowers under the Credit Agreement, each Borrower and each other Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim, or objection in favor of any Borrower or any other Loan Party as against Administrative Agent or any Lender with respect to the Obligations.

10. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11. Severability. In case any provision in this Amendment shall be invalid, illegal, or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12. Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Administrative Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

U.S. AUTO PARTS NETWORK, INC., a Delaware corporation

By	/s/ Shane Evangelist
Name:	Shane Evangelist
Title:	CEO

PARTSBIN, INC., a Delaware corporation

By	/s/ Shane Evangelist
Name:	Shane Evangelist
Title:	President

LOCAL BODY SHOPS, INC., a Delaware corporation

By	/s/ Robert Hamman
Name:	Robert Hamman
Title:	Secretary

PRIVATE LABEL PARTS, INC., a Delaware corporation

By	/s/ Arthur Simitian
Name:	Arthur Simitian
Title:	President

WHITNEY AUTOMOTIVE GROUP, INC., a Delaware corporation

By	/s/ James Nelson
Name:	James Nelson
Title:	President

OTHER LOAN PARTIES:

LOBO MARKETING, INC., a Texas corporation

By	/s/ Brian Hafer
Name:	Brian Hafer
Title:	President

AUTOMD, INC., a Delaware corporation

By	/s/ Bryan Stevenson
Name:	Bryan Stevenson
Title:	Secretary

PACIFIC 3PL, INC., a Delaware corporation

By	/s/ James Nelson
Name:	James Nelson
Title:	Secretary

GO FIDO, INC., a Delaware corporation

By	/s/ Aaron Coleman
Name:	Aaron Coleman
Title:	President

AUTOMOTIVE SPECIALTY ACCESSORIES AND PARTS, INC., a Delaware corporation

By	/s/ David L. Spangler
Name:	David L. Spangler
Title:	President

ADMINISTRATIVE AGENT AND LENDER

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By	/s/ Jolinda N. Walton
Name: Jolinda N. Walden
Title: Authorized Officer

COMMITMENT SCHEDULE

Lender	Revolving Commitment	Commitment
JPMorgan Chase Bank, N.A.	$25,000,000	$25,000,000

Total	$25,000,000	$25,000,000

SCHEDULE 3.15

Capitalization and Subsidiaries

EXHIBIT B

(See Section 3.5 and 7.1 of Security Agreement)

DEPOSIT ACCOUNTS